UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Embraer S.A.	Embraer Netherlands Finance B.V.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Federative Republic of Brazil	The Netherlands
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable	Not Applicable
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Avenida Dra. Ruth Cardoso, 8501,

30th floor (part), Pinheiros, São Paulo, SP, 05425-070, Brazil

(Address of registrants’ principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.400% Notes due 2038	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-284698 and 333-284698-01

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the 5.400% Notes due 2038 to be registered hereunder, reference is made to the information under the headings “Description of Debt Securities” and “Description of the Guarantees” in the Prospectus, dated February 5, 2025, constituting a part of the registrants’ registration statement on Form F-3 (File Nos. 333-284698 and 333-284698-01), as supplemented by the information under the heading “Description of the Notes” in the Registrants’ Prospectus Supplement, dated September 22, 2025, which information is hereby incorporated herein by reference and made part of this registration statement on Form 8-A in its entirety.

This registration statement on Form 8-A is incorporated by reference into the registrants’ registration statement on Form F-3 (File Nos. 333-284698 and 333-284698-01).

Item 2. Exhibits.

The registrants intend to register the above referenced notes on the New York Stock Exchange, on which exchange the American Depositary Shares of Embraer S.A. are listed. Accordingly, copies of the following exhibits are filed with the Securities and Exchange Commission (“SEC”) as exhibits to this Registration Statement:

Exhibit No.	Description

99 (A)	Prospectus, dated as of February 5, 2025, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on February 5, 2025 (Registration Nos. 333-284698 and 333-284698-01).

99 (B)	Prospectus Supplement, dated as of September 22, 2025, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on September 23, 2025.

99(C).	Indenture, dated February 11, 2025, among Embraer Netherlands Finance B.V., Embraer S.A., as guarantor, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.1 of the current report on Form 6-K furnished by Embraer S.A. on February 11, 2025).

99(D).	Second Supplemental Indenture, dated October 9, 2025, among Embraer Netherlands Finance B.V., Embraer S.A., as guarantor, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.1 of the current report on Form 6-K furnished by Embraer S.A. on October 9, 2025).

99(E).	Form of 5.400% Notes due 2038 (incorporated by reference to Exhibit 4.2 of the current report on Form 6-K furnished by Embraer S.A. on October 9, 2025).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EMBRAER S.A.

By:	/s/ Francisco Gomes Neto
	Name:	Francisco Gomes Neto
	Title:	President and Chief Executive Officer

By:	/s/ Antonio Carlos Garcia
	Name:	Antonio Carlos Garcia
	Title:	Executive Vice President of Finance and Investor Relations

Date: October 9, 2025

EMBRAER NETHERLANDS FINANCE B.V.

By:	/s/ Felipe Santana Santiago de Lima
	Name:	Felipe Santana Santiago de Lima
	Title:	Management Board Member

By:	/s/ Andreia Pereira de Jesus
	Name:	Andreia Pereira de Jesus
	Title:	Management Board Member

Date: October 9, 2025

Exhibit Index

Exhibit No.	Description

99 (A)	Prospectus, dated as of February 5, 2025, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on February 5, 2025 (Registration Nos. 333-284698 and 333-284698-01).

99 (B)	Prospectus Supplement, dated as of September 22, 2025, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on September 23, 2025.

99(C).	Indenture, dated February 11, 2025, among Embraer Netherlands Finance B.V., Embraer S.A., as guarantor, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.1 of the current report on Form 6-K furnished by Embraer S.A. on February 11, 2025).

99(D).	Second Supplemental Indenture, dated October 9, 2025, among Embraer Netherlands Finance B.V., Embraer S.A., as guarantor, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.1 of the current report on Form 6-K furnished by Embraer S.A. on October 9, 2025).

99(E).	Form of 5.400% Notes due 2038 (incorporated by reference to Exhibit 4.2 of the current report on Form 6-K furnished by Embraer S.A. on October 9, 2025).